GARMIN LTD.
2005 EQUITY INCENTIVE PLAN
PERFORMANCE SHARES AWARD AGREEMENT

To:           _______________________ ("you" or the "Grantee")

Date of Grant:           ______________________________

NOTICE OF GRANT:

You have been granted performance shares ("Performance Shares") relating to the common shares, $0.005 par value per share, of Garmin Ltd. ("Shares"), subject to the terms and conditions of the Garmin Ltd. 2005 Equity Incentive Plan, as amended and restated on June 5, 2009 (the "Plan"), and the Award Agreement between you and Garmin Ltd. (the "Company"), attached as Exhibit A.  Provided you satisfy the conditions set forth in this Notice of Grant and Exhibit A, the Company agrees to pay you Shares as follows:

Number of Performance Shares Granted:	______________ Shares
Performance Condition Required for Grantee To Receive Award
For the period commencing _______ and ending __________, (the "Performance Period"), the growth in the Company's Operating Income (as presented in the Company’s annual audited consolidated financial statements included in its annual reports on Form 10-K) must equal or exceed __%.

Date Grantee Must Be Employed To Receive Award:	______________, 2012
Date Payable:	______________, 2012

In order to fully understand your rights under the Plan (a copy of which is attached) and the Award Agreement (the "Award Agreement"), attached as Exhibit A, you are encouraged to read the Plan and this document carefully.  Please refer to the Plan document for the definition of capitalized terms used in this Agreement.

To properly accept these Performance Shares, you must enter your E*Trade password and click the "Accept" button on the previous screen. Acceptances shall be made electronically within ten (10) days of your receipt of this Notice and Award Agreement.  By accepting these Performance Shares, you are also agreeing to be bound by Exhibit A, including the restrictive covenants in Section 6 of Exhibit A.

GARMIN LTD.

By:
Name:	Min H. Kao
Title:	Chairman and CEO

EXHIBIT A

AGREEMENT:

In consideration of the mutual promises and covenants contained herein and other good and valuable consideration paid by the Grantee to the Company, the Grantee and the Company agree as follows:

Section 1.	Incorporation of Plan

All provisions of this Award Agreement and the rights of the Grantee hereunder are subject in all respects to the provisions of the Plan and the powers of the Board therein provided.  Capitalized terms used in this Award Agreement but not defined shall have the meaning set forth in the Plan.

Section 2.	Grant of Performance Shares

As of the Date of Grant identified above, the Company grants to you, subject to the terms and conditions set forth herein and in the Plan, the opportunity to receive that number of unrestricted Shares identified opposite the heading "Number of Performance Shares Granted" (the "Performance Shares") on the Notice of Grant.  All Performance Shares are forfeitable until such time as they become nonforfeitable as provided herein.  Provided (1) that performance condition above identified opposite the heading "Performance Condition Required for Grantee To Receive Award" on the Notice of Grant is satisfied and (2) you are employed (and at all times since the Date of Grant have been employed) by the Company on a Full-Time Basis (which, for purposes of this Award Agreement, means regularly scheduled to work 30 hours or more per week) and, unless your right to receive the Performance Shares has been forfeited pursuant to Section 3 below, your Performance Shares will become nonforeitable and you will be paid a number of unrestricted Shares (subject to Section 12 below) equal to the aggregate number of Performance Shares on the date above identified opposite the heading "Date Payable" on the Notice of Grant.1  For purposes of this Agreement, except where the Board otherwise determines, a Grantee who, immediately before taking a Company-approved leave of absence, was employed on a Full-Time Basis will be considered employed on a Full-Time Basis during the period of such Company-approved leave.

Section 3.	Effect of Termination of Affiliation or Cessation as Full-Time Employee

If you have a Termination of Affiliation or cease to be employed on a Full-Time Basis for any reason, including termination by the Company with or without Cause, voluntary resignation, change in employment status from full-time to part-time, death, or Disability, the effect of such Termination of Affiliation or ceasing to be employed on a Full-Time Basis on all or any portion of the Performance Shares is as provided below.

(a)
If at the end of the applicable Performance Period, the Performance Condition set forth on the Notice of Grant is achieved but you incurred a Termination of Affiliation on account of death or Disability, the Performance Shares shall thereupon become nonforfeitable and the Company shall, promptly settle all Performance Shares by delivery to you (or, after your death, to your personal representative or designated beneficiary) a number of unrestricted Shares equal to the number of your Performance Shares.

1 If on the Date Payable, the Company has not had sufficient time to make a determination of whether the applicable performance condition has been satisfied, the Date Payable may be extended by the Company for up to 90-days after the original Date Payable.  In addition, if the Date Payable (as extended, if applicable) is a Saturday or Sunday or any other non-business day, then the Performance Shares payable to you on that date will be paid to you on the next business day.

(b)
If you have a Termination of Affiliation during the period ("Change of Control Period") commencing on a Change of Control and ending on the first anniversary of the Change of Control, which Termination of Affiliation is initiated by the Company or a Subsidiary other than for Cause, or initiated by the Grantee for Good Reason, then your Performance Shares that were forfeitable shall thereupon become nonforfeitable and the Company shall immediately settle all Performance Shares by delivery to you a number of unrestricted Shares equal to the number of your Performance Shares.

(c)
If you have a Termination of Affiliation for Cause or for any reason other than for death or Disability, or under the circumstances described immediately above in Section 3(b), your Performance Shares, to the extent forfeitable immediately before such Termination of Affiliation, shall thereupon automatically be forfeited and you shall have no further rights under this Award Agreement.

(d)
If you cease to be employed on a Full-Time Basis for any reason other than for death or Disability, your Performance Shares, to the extent forfeitable immediately before such cessation of employment on a Full-Time Basis, shall thereupon automatically be forfeited and you shall have no further rights under this Award Agreement.

Section 4.	Investment Intent

The Grantee agrees that the Shares acquired pursuant to the vesting of one or more tranches of Performance Shares shall be acquired for his/her own account for investment only and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the "1933 Act") or other applicable securities laws. If the Board so determines, any share certificates issued pursuant to this Award Agreement shall bear a legend to the effect that the Shares have been so acquired.  The Company may, but in no event shall be required to, bear any expenses of complying with the 1933 Act, other applicable securities laws or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification, or transfer, as the case may be, of this Award Agreement or any Shares acquired hereunder. The foregoing restrictions on the transfer of the Shares shall be inoperative if (a) the Company previously shall have been furnished with an opinion of counsel, satisfactory to it, to the effect that such transfer will not involve any violation of the 1933 Act and other applicable securities laws or (b) the Shares shall have been duly registered in compliance with the 1933 Act and other applicable state or federal securities laws. If this Award Agreement, or the Shares subject to this Award Agreement, are so registered under the 1933 Act, the Grantee agrees that he will not make a public offering of the said Shares except on a national securities exchange on which the common shares of the Company are then listed.

Section 5.	Nontransferability of Performance Shares

No rights under this Award Agreement relating to the Performance Shares may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, including, unless specifically approved by the Company, any purported transfer to a current spouse or former spouse in connection with a legal separation or divorce proceeding. All rights with respect to the Performance Shares granted to the Grantee shall be available during his or her lifetime only to the Grantee.

Section 6.	Restrictive Covenants

As a condition of this Award Agreement, the Grantee's right to the Performance Shares, and in addition to any restrictive agreements the Grantee may have entered into with the Company, the Grantee accepts and agrees to be bound as follows:

(a)
Nondisclosure of Award Agreement Terms.  The Grantee agrees not to disclose or cause to be disclosed at any time, nor authorize anyone to disclose any information concerning this Award Agreement except (i) as required by law, or (ii) to the Grantee's legal and financial advisors who agree to be bound by this Paragraph 6(a).

(b)
Noncompetition.  During the Grantee's employment and until one year after the Grantee ceases being employed by or acting as a consultant or independent contractor to the Company or any Subsidiary, the Grantee will not perform services as an employee, director, officer, consultant, independent contractor or advisor, or invest in, whether in the form of equity or debt, or otherwise have an ownership interest in any company, entity or person that directly competes anywhere in the United States, the United Kingdom, Taiwan, or in any other location outside the United States, the United Kingdom or Taiwan where the Company or a Subsidiary conducts or (to the Grantee's knowledge) plans to conduct business.  Nothing in this Section 6(b) shall, however, restrict the Grantee from making an investment in and owning up to one-percent (1%) of the common stock of any company whose stock is listed on a national securities exchange or actively traded in an over-the-counter market; provided that such investment does not give the Grantee the right or ability to control or influence the policy decisions of any direct competitor of the Company or a Subsidiary.

(c)
Noninterference.  During the Grantee's employment and until one year after the Grantee ceases being employed by or acting as a consultant or independent contractor to the Company or any Subsidiary, the Grantee will not, either directly or indirectly through another business or person, solicit, entice away, or otherwise interfere with any employee, customer, prospective customer, vendor, prospective vendor, supplier or other similar business relation or (to the Grantee's knowledge) prospective business relation of the Company or any Subsidiary.

(d)
Nonsolicitation.  During the Grantee's employment and until one year after the Grantee ceases being employed by or acting as a consultant or independent contractor to the Company or any Subsidiary, the Grantee will not, either directly or indirectly through another business or person, hire, recruit, employ, or attempt to hire, recruit or employ, or facilitate any such acts by others, any person then currently employed by the Company or any Subsidiary.

(e)
Confidentiality.  The Grantee acknowledges that it is the policy of the Company and its subsidiaries to maintain as secret and confidential all valuable and unique information and techniques acquired, developed or used by the Company and its subsidiaries relating to their businesses, operations, employees and customers ("Confidential Information").  The Grantee recognizes that the Confidential Information is the sole and exclusive property of the Company and its subsidiaries, and that disclosure of Confidential Information would cause damage to the Company and its subsidiaries.  The Grantee shall not at any time disclose or authorize anyone else to disclose any Confidential Information or proprietary information that (A) is disclosed to or known by the Grantee as a result or as a consequence of or through the Grantee's performance of services for the Company or any Subsidiary, (B) is not publicly or generally known outside the Company and (C) relates in any manner to the Company's business.  This obligation will continue even though the Grantee's employment with the Company or a Subsidiary may have terminated.  This paragraph 6(e) shall apply in addition to, and not in derogation of any other confidentiality agreements that may exist, now or in the future, between the Grantee and the Company or any Subsidiary.

(f)
No Detrimental Communications.  The Grantee agrees not to disclose or cause to be disclosed at any time any untrue, negative, adverse or derogatory comments or information about the Company or any Subsidiary, about any product or service provided by the Company or any Subsidiary, or about prospects for the future of the Company or any Subsidiary.

(g)
Remedy.  The Grantee acknowledges the consideration provided herein (absent the Grantee's agreement to this Section 6) is more than the Company is obligated to pay, and the Grantee further acknowledges that irreparable harm would result from any breach of this Section and monetary damages would not provide adequate relief or remedy. Accordingly, the Grantee specifically agrees that, if the Grantee breaches any of the Grantee's obligations under this Section 6, the Company and any Subsidiary shall be entitled to injunctive relief therefor, and in particular, without limiting the generality of the foregoing, neither the Company nor any Subsidiary shall be precluded from pursuing any and all remedies they may have at law or in equity for breach of such obligations.  In addition, this Award Agreement and all of Grantee's right hereunder shall terminate immediately the first date on which the Grantee engages in such activity and the Board shall be entitled on or after the first date on which the Grantee engages in such activity to require the Grantee to return any Shares obtained by the Grantee's upon vesting of any Performance Shares to the Company and to require the Grantee to repay any proceeds received at any time from the sale of Shares obtained by the Grantee pursuant to the vesting of any Performance Shares (plus interest on such amount from the date received at a rate equal to the prime lending rate as announced from time to time in The Wall Street Journal) and to recover all reasonable attorneys' fees and expenses incurred in terminating this Award Agreement and recovering such Shares and proceeds.

Section 7.	Status of the Grantee

The Grantee shall not be deemed a shareholder of the Company with respect to any of the Shares subject to this Award Agreement until such time as the underlying Shares shall have been issued to him or her. The Company shall not be required to issue or transfer any certificates for Shares pursuant to this Award Agreement until all applicable requirements of law have been complied with and such Shares shall have been duly listed on any securities exchange on which the Shares may then be listed.  Grantee (i) is not entitled to receive any dividends or dividend equivalents, whether such dividends would be paid in cash or in kind, or receive any other distributions made with respect to the Performance Shares and (ii) does not have nor may he or she exercise any voting rights with respect to any of the Performance Shares, in both cases (i) and (ii) above, unless and until the actual Shares underlying the Performance Shares have been delivered pursuant to this Award Agreement.

Section 8.	No Effect on Capital Structure

This Award Agreement shall not affect the right of the Company to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

Section 9.	Adjustments

Notwithstanding any provision herein to the contrary, in the event of any change in the number of outstanding Shares effected without receipt of consideration therefor by the Company, by reason of a merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, share combination or other change in the corporate structure of the Company affecting the Shares, the aggregate number and class of Shares subject to this Award Agreement shall be automatically adjusted to accurately and equitably reflect the effect thereon of such change; provided, however, that any fractional share resulting from such adjustment shall be eliminated. In the event of a dispute concerning such adjustment, the decision of the Board shall be conclusive.

Section 10.	Amendments

This Award Agreement may be amended only by a writing executed by the Company and the Grantee which specifically states that it is amending this Award Agreement; provided that this Award Agreement is subject to the power of the Board to amend the Plan as provided therein.  Except as otherwise provided in the Plan, no such amendment shall materially adversely affect the Grantee's rights under this Award Agreement without the Grantee's consent.

Section 11.	Board Authority

Any questions concerning the interpretation of this Award Agreement, any adjustments required to be made under Sections 9 or 10 of this Award Agreement, and any controversy which arises under this Award Agreement shall be settled by the Board in its sole discretion.

Section 12.	Withholding

At the time the Performance Shares are delivered to you pursuant to this Award Agreement, the Company will be obligated to pay withholding taxes on your behalf.  Accordingly, the Company shall have the power to withhold, or require you to remit to the Company, an amount sufficient to satisfy any such federal, state, local or foreign withholding tax requirements.  At the Company's discretion, withholding may be taken from other compensation payable to you or may be satisfied by reducing the number of Performance Shares deliverable to you.  If the Company elects to reduce the number of Performance Shares deliverable to you and less than the full value of a Performance Share is needed to satisfy any applicable withholding taxes, the Company will distribute to you the value of the remaining fractional share in cash in an amount equal to the Fair Market Value of a Share as of the Date Payable multiplied by the remaining fractional Performance Share.

Section 13.	Notice

Whenever any notice is required or permitted hereunder, such notice must be given in writing by (a) personal delivery, or (b) expedited, recognized delivery service with proof of delivery, or (c) United States Mail, postage prepaid, certified mail, return receipt requested, or (d) telecopy or email (provided that the telecopy or email is confirmed).  Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it was personally delivered, sent to the intended addressee, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or the Grantee may change, at any time and from time to time, by written notice to the other, the address specified for receiving notices.  Until changed in accordance herewith, the Company's address for receiving notices shall be Garmin Ltd., Attention: General Counsel, 1200 East 151st Street, Olathe, KS 66062.  Unless changed, the Grantee's address for receiving notices shall be the last known address of the Grantee on the Company's records.  It shall be the Grantee's sole responsibility to notify the Company as to any change in his or her address.  Such notification shall be made in accordance with this Section 13.

Section 14.	Severability

If any part of this Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any part of this Award Agreement not declared to be unlawful or invalid.  Any part so declared unlawful or invalid shall, if possible, be construed in a manner which gives effect to the terms of such part to the fullest extent possible while remaining lawful and valid.  Additionally, if any of the covenants in Section 6 are determined by a court to be unenforceable in whole or in part because of such covenant's duration or geographical or other scope, such court shall have the power to modify the duration or scope of such provision as the case may be, so as to cause such covenant, as so modified, to be enforceable.

Section 15.	Binding Effect

This Award Agreement shall bind, and, except as specifically provided herein, shall inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

Section 16.	Governing Law

This Award Agreement and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Kansas without giving effect to the principles of the Conflict of Laws to the contrary.